CENTRAL AND SOUTH WEST CORPORATION
                   CONSOLIDATED RETAINED EARNINGS
                      As of September 30, 1999
                            (UNAUDITED)

                                                            (millions)

Retained Earnings at Beginning of Year                        $1,823
    Net income
          CSW International Two, Inc.                             63
           Newgulf Power Venture                                   2
           Energia International de CSW, S.A. de C.V.              1
           CSW Vale, L.L.C.                                        4
           Chile Energy Holdings, L.L.C.                          (1)
           Inversiones Sol Energia Chile Ltda.                     1
           Frontera Generation L.P.                                7
           Non-exempt entities                                   293
     Deduct:  Dividends paid and other                          (278)
                                                            =========
Retained Earnings at September 30, 1999                       $1,915
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